Exhibit 10.22

EXHIBIT C

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of 1/24/2020, by and between TALLWOOD FOREST, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY (“Landlord”), and HIPPO ANALYTICS INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.    Landlord and Tenant entered into that certain Lease dated as of June 14, 2019 (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain Building located at 150 Forest Avenue, Palo Alto, CA 94301.

B.    Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C.    Landlord and Tenant desire to amend the Lease to confirm the Commencement Date and the Expiration Date of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Confirmation of Dates. The parties hereby confirm that the Lease Term commenced as of July 15, 2019 (the “Commencement Date”) for a term of 85 months ending on August 14, 2026 (unless sooner terminated as provided in the Lease).

2.    No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

“Landlord”:

TALLWOOD FOREST, LLC, a California limited liability company

By:	Desi Banatao
Name:	Desi Banatao
Its:	President

“Tenant”:

HIPPO ANALYTICS INC., a Delaware corporation

By:	Assaf Wand
Name:	Assaf Wand
Its:	CFO